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           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 1995, included in the Form 10-K of Weatherford International Incorporated (now known as Weatherford Enterra, Inc.), for the year ended December 31, 1994 and to all references to our firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Houston, Texas
October 5, 1995